Exhibit 107.1

CALCULATION OF FILING FEE TABLE
S-8
(Form Type)
Liberty Global plc
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee (6)
Equity	Liberty Global Class A Ordinary Shares, nominal value $0.01 per share	Other	20,142,171(2)	$16.98 (3)	$342,014,064 (3)	0.00011020	$37,690
Equity	Liberty Global Class B Ordinary Shares, nominal value $0.01 per share	Other	3,000,000(2)	$16.62 (4)	$49,860,000 (4)	0.00011020	$5,495
Equity	Liberty Global Class C Ordinary Shares, nominal value $0.01 per share	Other	20,142,171(2)	$17.84 (5)	$359,336,331 (5)	0.00011020	$39,599
Total Offering Amounts					$751,210,395		$82,784
Total Fee Offsets							$75,950
Net Fee Due							$6,834

(1)Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be issued pursuant to the Liberty Global 2023 Incentive Plan (the “Plan”) after the operation of any anti-dilution and other provisions under such plan. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2)Represents the aggregate number of Liberty Global class A ordinary shares, nominal value $0.01 per share (“Class A Ordinary Shares”), Liberty Global class B ordinary shares, nominal value $0.01 per share (“Class B Ordinary Shares”), and Liberty Global class C ordinary shares, nominal value $0.01 per share (“Class C Ordinary Shares”), of the Registrant which may be issued pursuant to the Plan.

(3)Based upon the average of the high and low prices reported for the Registrant’s Class A Ordinary Shares on the Nasdaq Global Select Market on July 5, 2023.

(4)Based upon the average of the high and low prices reported for the Registrant’s Class B Ordinary Shares on the Nasdaq Global Select Market on July 5, 2023.

(5)Based upon the average of the high and low prices reported for the Registrant’s Class C Ordinary Shares on the Nasdaq Global Select Market on July 5, 2023.

(6)Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h) under the Securities Act.

(7)The Registrant has terminated or completed all offerings under the Prior Plan that included the unsold securities associated with the fee offset claimed.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims (1)(4)	Liberty Global plc	S-8	333-254168	March 11, 2021		$29,603	Equity	Liberty Global Class A Ordinary Shares, nominal value $0.01 per share	11,492,811	$271,345,268
Fee Offset Sources (1)(4)	Liberty Global plc	S-8	333-254168		March 11, 2021						$29,603
Fee Offset Claims (2)(4)	Liberty Global plc	S-8	333-254168	March 11, 2021		$5,234	Equity	Liberty Global Class B Ordinary Shares, nominal value $0.01 per share	2,000,000	$47,980,000
Fee Offset Sources (2)(4)	Liberty Global plc	S-8	333-254168		March 11, 2021						$5,234
Fee Offset Claims (3)(4)	Liberty Global plc	S-8	333-254168	March 11, 2021		$41,113	Equity	Liberty Global Class C Ordinary Shares, nominal value $0.01 per share	16,056,419	$376,844,154
Fee Offset Sources (3)(4)	Liberty Global plc	S-8	333-254168		March 11, 2021						$41,113

(1)The Registrant previously registered $377,769,000 in an aggregate offering amount of Class A Ordinary Shares pursuant to the Registration Statement on Form S-8 (File No. 333-254168) filed on March 11, 2021 (the “2021 Registration Statement”), of which $271,345,268 relates to the unsold Class A Ordinary Shares associated with the fee offset claimed herein. The offering that included these unsold Class A Ordinary Shares has been terminated.

(2)The Registrant previously registered $47,980,000 in an aggregate offering amount of Class B Ordinary Shares pursuant to the 2021 Registration Statement, the entire amount of which relates to the unsold Class B Ordinary Shares associated with the fee offset claimed herein. The offering that included these unsold Class B Ordinary Shares has been terminated.

(3)The Registrant previously registered $751,040,000 in an aggregate offering amount of Class C Ordinary Shares pursuant to the 2021 Registration Statement, of which $376,844,154 relates to the unsold Class C Ordinary Shares associated with the fee offset claimed herein. The offering that included these unsold Class C Ordinary Shares has been terminated.

(4)The Registrant expects to partially offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the 2021 Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the 2021 Registration Statement was as follows: (1) with respect to Class A Ordinary Shares, $41,215, of which $29,603 relates to the unsold Class A Ordinary Shares associated with the fee offset claimed herein; (2) with respect to Class B Ordinary Shares, $5,234, of which $5,234 relates to the unsold Class B Ordinary Shares associated with the fee offset claimed herein; and (3) with respect to Class C Ordinary Shares, $81,938, of which $41,113 relates to the unsold Class C Ordinary Shares associated with the fee offset claimed herein. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $13,050 of the registration fee due under this Registration Statement from the total fees previously paid in connection with the 2021 Registration Statement.